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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT: AUGUST 31, 1998


                       AMERICAN PRECISION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                      1-5601                                 16-1284388
     (State or other jurisdiction                  (Commission File                       (I.R.S. Employer
     of incorporation )                                   Number)                         Identification No.)
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                               2777 WALDEN AVENUE
                             BUFFALO, NEW YORK 14225
                                 (716) 684-9700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


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Item 5.    Other Events.

          On August 31, 1998, American Precision Industries Inc. (the
"Registrant") entered into a $100 million multi-currency credit facility with Marine Midland Bank and Fleet National Bank. The facility provides the
Registrant with an unsecured 5-year revolving line of credit with a variable rate of interest based on either the prime rate or LIBOR, with $50 million of the facility available in foreign currencies selected by the Registrant. The facility replaces an existing $20 million revolving line of credit that the Registrant has with Marine Midland Bank. Twenty-five million dollars ($25 million) of the new facility will be used to repay the existing line and for general corporate purposes; the balance of the facility is available for acquisitions and the possible redemption of some or all of the Registrant's
Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, which as an aggregate redemption value of approximately $26 million. The Registrant's obligations under the loan agreement are guaranteed by the following U.S.
domestic subsidiaries of the Registrant, which are either directly or indirectly owned by the Registrant: API Motion Inc., API Heat Transfer Inc., API Electronic
Components Inc., API Basco Inc., API Airtech Inc., API Ketema Inc., API Controls
Inc., API Deltran Inc., API Gettys Inc., API Harowe Inc., API Delevan Inc., API
SMD Inc., and API Development Corporation.

Item 7.  Financial Statements and Exhibits.

          (c) The exhibit which is filed with this Report is set forth in the
Exhibit Index which appears at page 4 of this Report.


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 8, 1998                 AMERICAN PRECISION INDUSTRIES INC.


                                           By: /s/ Bruce McH. Kirchner
                                              ----------------------------------

                                                   Bruce McH. Kirchner
                                                   Vice President and
                                                   Chief Financial Officer

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                                  EXHIBIT INDEX


               The following designated exhibit is filed herewith:


Exhibit
--------

4(A)                     Credit Agreement, with exhibits and schedules, dated
                         August 31, 1998, by and among American Precision
                         Industries Inc., and Marine Midland Bank, as agent and lender, and Fleet National Bank, as lender.



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